                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                October 22, 1997


                          Exigent International, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                     333-5753                   59-3379927
(State of incorporation)     (Commission File Number)         (IRS Employer
                                                          Identification Number)

                   -----------------------------------------

                                1225 Evans Road
                        Melbourne, Florida  32904-2314
                                 (407) 952-7550
    (Address, zip code and telephone number of principal executive offices)
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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.   Other Events.

     Exigent International, Inc. ("Exigent") has adopted a nonqualified incentive stock option plan for employees of Exigent and its subsidiaries selected by Exigent's chief executive officer (the "CEO") from time to time.
The plan entitles employees who are granted options to purchase up to 600,000 Common Shares of Exigent for a period of not more than three years from the date of grant of any option at not less than the fair market value of the underlying Common Shares on the date of grant. The specific term and exercise price of any option (within the parameters described above) will be determined by the CEO and set forth in each option agreement. The options are nontransferable. A copy of the plan is attached as an exhibit to this report. Contemporaneously herewith, Exigent is filing Form S-8 to register the 600,000 Common Shares underlying the options.


Item 7.   Financial Statements and Exhibits.

     (c) The following document is furnished as an exhibit to this report:

Exhibit                                                                  Page
 Number   Description of Documents                                      Number
-------   ------------------------                                      ------
4         Incentive Stock Option Plan 1Q (Non-Qualified)                  3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Exigent International, Inc.



Date: October 22, 1997              By:  /s/ Don F. Riordan, Jr.
                                         -------------------------------------
                                         Don F. Riordan, Jr., Treasurer